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                                                                    EXHIBIT 99.1


                    OMNISKY RECEIVES NASDAQ DELISTING NOTICE

SAN FRANCISCO, CA - November 27, 2001 - OmniSky Corporation (NASDAQ: OMNY) announced today that it had received notice from Nasdaq indicating that the company was no longer in compliance with Nasdaq listing requirements as a result of the company's inability to file a Form 10-Q for the period ended September 30, 2001. The notice further indicated that the company's common stock would be delisted from The Nasdaq Stock Market's National Market at the opening of business on December 4, 2001.


Contact:
Michael Schnabel
Director of Finance
(415) 764-2201
investors@omnisky.com